Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
First Quarter 2005 Results

- Company Reports Funds from Operations Per Share (Diluted) of $1.19 and
Earnings Per Share (Diluted) of $0.55 for First Quarter 2005 -

Highlights

  First Quarter 2005 Funds from Operations (FFO) Per Share (Diluted) of $1.19
  First Quarter 2005 Total Revenues Up 31%, FFO Available to Common Stockholders Up 10% and FFO Per Share (Diluted) Up 8% Over First Quarter 2004
  First Quarter 2005 Earnings Per Share (Diluted) of $0.55
  Completed Public Offering of 1,437,500 Shares of Common Stock
  Executed 24 Leases for 378,000 Square Feet of Space
  Completed Acquisitions of Five Properties Aggregating 296,000 Square Feet
  Purchased Two Land Parcels with Entitlements for Approximately 835,000 Square Feet

PASADENA, CA. - May 11, 2005 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the first quarter ended March 31, 2005.

For the first quarter of 2005, Alexandria reported FFO available to common stockholders of $23,608,000, or $1.19 per share (diluted), on total revenues of $56,089,000 compared to FFO available to common stockholders of $21,469,000, or $1.10 per share (diluted), on total revenues of $42,775,000 for the first quarter of 2004. Comparing the first quarter of 2005 to the first quarter of 2004, total revenues increased 31%, FFO available to common stockholders increased 10% and FFO per common share (diluted) increased 8%. FFO is a non- GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and a per share diluted basis, is included in the financial information accompanying this press release. The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended March 31, 2005 and 2004 was $12,641,000 and $9,981,000, respectively. Net income available to common stockholders for the first quarter of 2005 was $10,967,000, or $0.55 per share (diluted), compared to net income available to common stockholders of $13,115,000, or $0.67 per share (diluted) for the first quarter of 2004. Net income available to common stockholders for the first quarter of 2004 included a gain on sale of property aggregating $1,627,000.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2005 RESULTS

The Company announced that it had executed a total of 24 leases during the first quarter of 2005 for approximately 378,000 square feet of space at 20 different properties (excluding 25 month-to-month leases for approximately 71,000 square feet, which were effective during the quarter). Of this total, approximately 175,000 square feet were for new or renewal leases related to previously leased space and approximately 203,000 square feet were for redeveloped, developed or previously vacant space. Of the 203,000 square feet, approximately 159,000 square feet were delivered from the Company's redevelopment or development programs, with the remaining approximately 44,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 12% higher (on a GAAP basis) than rental rates for expiring leases.

During the first quarter of 2005, the Company acquired five properties aggregating approximately 296,000 square feet in four of its life science cluster markets. The Company purchased one property in the San Francisco Bay market, one property in the Suburban Washington D.C. market and two properties in the Eastern Massachusetts market. The Company also completed its first international acquisition in Canada. The Company paid approximately $60.5 million cash for the properties and assumed two secured notes payable aggregating approximately $10.1 million. Also, during the first quarter of 2005, the Company purchased two land parcels with entitlements of approximately 835,000 square feet for approximately $33.3 million cash.

In March 2005, the Company sold 1,437,500 shares of common stock in an underwritten offering (including the shares issued upon exercise of the underwriter's over-allotment option). The shares were issued at a price of $62.51 per share, resulting in aggregate proceeds of approximately $89.1 million (after deducting underwriting discounts and other offering costs).

Based on the Company's current view of existing market conditions and certain current assumptions, the Company has updated its prior earnings guidance:

2005
FFO per share (diluted)	$4.79
Earnings per share (diluted)	$2.43

Alexandria Real Estate Equities, Inc. is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product, service, biodefense, educational and translational medicine institutions/entities, as well as related government agencies. Alexandria's portfolio currently consists of 124 properties comprising approximately 8.0 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Annual Report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                               Three Months    Three Months
                                                                   Ended           Ended
                                                               March 31, 2005  March 31, 2004
                                                               --------------  --------------
Income statement data
Total revenues                                                $       56,089  $       42,775

Expenses
  Rental operations                                                   12,693           8,735
  General and administrative                                           4,445           3,636
  Interest                                                            11,321           6,709
  Depreciation and amortization                                       12,641           9,981
                                                               --------------  --------------
                                                                      41,100          29,061

Income from continuing operations                                     14,989          13,714

Income from discontinued operations, net                                  --           1,626
                                                               --------------  --------------
Net income                                                            14,989          15,340

Dividends on preferred stock                                           4,022           2,225
                                                               --------------  --------------
Net income available to common stockholders                   $       10,967  $       13,115
                                                               ==============  ==============
Weighted average shares of common stock outstanding

    Basic                                                         19,468,620      19,206,954
                                                               ==============  ==============
    Diluted                                                       19,789,798      19,584,003
                                                               ==============  ==============
Earnings per share - basic:
     Continuing operations (net of preferred stock dividends) $         0.56  $         0.60
     Discontinued operations, net                                         --            0.08
                                                               --------------  --------------
     Earnings per share - basic                               $         0.56  $         0.68
                                                               ==============  ==============
Earnings per share - diluted:
     Continuing operations (net of preferred stock dividends) $         0.55  $         0.59
     Discontinued operations, net                                         --            0.08
                                                               --------------  --------------
     Earnings per share - basic                               $         0.55  $         0.67
                                                               ==============  ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
 (Unaudited)

Funds from Operations

Generally accepted accounting principles ("GAAP") basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the miscorrelation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of Funds From Operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three months ended March 31, 2005 and 2004 (in thousands, except per share data):

                                                               Three Months    Three Months
                                                                   Ended           Ended
                                                               March 31, 2005  March 31, 2004
                                                               --------------  --------------
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders

Net income available to common stockholders                   $       10,967  $       13,115
Add: Depreciation and amortization (1)                                12,641           9,981
Subtract: Gain on sale of property (2)                                    --          (1,627)
                                                               --------------  --------------
Funds from operations available to common stockholders        $       23,608  $       21,469
                                                               ==============  ==============
FFO per share
   Basic                                                      $         1.21  $         1.12
                                                               ==============  ==============
   Diluted                                                    $         1.19  $         1.10
                                                               ==============  ==============

Reconciliation of earnings per share (diluted)
    to FFO per share - diluted)

Earnings per share (diluted)                                  $         0.55  $         0.67
Depreciation and amortization (1)                                       0.64            0.51
Gain on sale of property (2)                                              --           (0.08)
                                                               ==============  ==============
FFO share (diluted)                                           $         1.19  $         1.10
                                                               ==============  ==============

  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").

  Gain on sale of property relates to the disposition of a property in the Suburban Washington D.C. market during the first quarter of 2004. Gain on sale of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                         Quarterly Supplemental Financial Information
                                                                       For the Three Months Ended
                                                       3/31/2005   12/31/2004    9/30/2004    6/30/2004     3/31/2004
Operational data                                      -----------  -----------  -----------  -----------   -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    43,776       39,705       35,911       34,489        33,774
   Tenant recoveries                                      11,592        9,509        9,615        8,426         8,314
   Other income                                              721        1,262          984          608           687
                                                      -----------  -----------  -----------  -----------   -----------
   Total                                             $    56,089       50,476       46,510       43,523        42,775
                                                      ===========  ===========  ===========  ===========   ===========

Funds from operations per common share - diluted (b) $      1.19         1.18         1.12         1.01 (c)      1.10
Dividends per share on common stock                  $      0.66         0.66         0.64         0.62          0.60
Dividend payout ratio (common stock)                        58.9%        55.6%        56.8%        60.7%(d)      54.2%

                                                                            As of
                                                       3/31/2005   12/31/2004    9/30/2004    6/30/2004     3/31/2004
Other data                                            -----------  -----------  -----------  -----------   -----------
Number of shares of common stock outstanding
   at end of period                                   21,075,793   19,594,418   19,460,642   19,386,842    19,378,282
Number of properties (e)
   Acquired/completed during period                            6           11            7            5             1
   Sold/reconstructed during period                           --           --           --           --            (1)
   Owned at end of period                                    120          114          103           96            91
Square feet (e)
   Acquired/completed during period                      341,075      934,608      477,659      217,940       103,816
   Sold/reconstructed/expanded during period                  --           --           --       45,033       (42,142)
   Owned at end of period                              7,762,989    7,421,914    6,487,306    6,009,647     5,746,674
  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  See page 4 for a reconciliation of net income to FFO per share.
  Includes the effect of the preferred stock redemption charge of $1,876,000, or $0.10 per common share (diluted) recorded in the second quarter of 2004.
  The dividend payout ratio (common stock) includes the effect of the preferred stock redemption charge. Excluding the impact of this charge, the dividend payout ratio (common stock) for the second quarter of 2004 was 55.4%.
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets
(In thousands)

                                                             March 31,   December 31,
                                                               2005          2004
                                                           ------------  ------------
Assets                                                      (Unaudited)

  Rental properties, net                                    $ 1,521,845   $ 1,427,853
  Properties under development                                  281,713       252,249
  Cash and cash equivalents                                       3,770         3,158
  Tenant security deposits and other restricted cash             18,688        17,669
  Tenant receivables                                              3,579         2,542
  Deferred rent                                                  46,298        43,166
  Investments                                                    65,970        67,419
  Other assets                                                   62,348        58,228
                                                            ------------  ------------
               Total assets                                 $ 2,004,211   $ 1,872,284
                                                            ============  ============

Liabilities and Stockholders' Equity
  Secured notes payable                                     $   680,917   $   638,946
  Unsecured line of credit and unsecured term loan              537,000       548,000
  Accounts payable, accrued expenses and tenant
      security deposits                                          57,091        48,581
  Dividends payable                                              17,262        16,284
                                                            ------------  ------------
               Total liabilities                              1,292,270     1,251,811
  Stockholders' equity:
     Series B preferred stock                                    57,500        57,500
     Series C preferred stock                                   129,638       129,638
     Common stock                                                   211           196
     Additional paid-in capital                                 512,996       421,835
     Deferred compensation                                       (7,762)       (7,807)
     Retained earnings                                            2,322         5,267
     Accumulated other comprehensive income                      17,036        13,844
                                                            ------------  ------------
               Total stockholders' equity                       711,941       620,473
                                                            ------------  ------------
               Total liabilities and stockholders' equity   $ 2,004,211   $ 1,872,284
                                                            ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
March 31, 2005
(Dollars in thousands)
(Unaudited)

Principal Maturities / Rates (1)
                                            Weighted Average
           Year                Amount       Interest Rate (2)
---------------------------  -----------    --------------
           2005             $    21,396         5.88%
           2006                 207,124         5.90%
           2007                  49,414         6.34%
           2008                 115,641         6.27%
           2009                  42,427         6.83%
        Thereafter              241,063         6.83%
                             -----------
         Subtotal               677,065
    Unamortized Premium           3,852
                             -----------
           Total            $   680,917
                             ===========

Secured and Unsecured Debt Analysis

                                                                   Weighted
                                      % of     Weighted Average     Average
                       Balance       Balance    Interest Rate      Maturity
                     -----------   ----------- ---------------    -----------
Secured Debt        $   680,917         55.91%      5.88%          4.3 Years
Unsecured Debt          537,000 (3)     44.09%      4.15%     (3)  3.7 Years
                     -----------   ----------- ---------------    -----------
Total Debt          $ 1,217,917        100.00%      5.12%          4.0 Years
                     ===========   =========== ===============    ===========

Fixed and Floating Rate Debt Analysis

                                                                   Weighted
                                      % of     Weighted Average     Average
                       Balance       Balance    Interest Rate      Maturity
                     -----------   ----------- ---------------    -----------
Fixed Rate Debt     $   472,043         38.76%      6.45%          5.8 Years
Floating Rate Debt      745,874 (3)     61.24%      4.27%     (3)  2.9 Years
                     -----------   ----------- ---------------    -----------
Total Debt          $ 1,217,917        100.00%      5.12%          4.0 Years
                     ===========   =========== ===============    ===========
  Excludes our unsecured line of credit and unsecured term loan.
  The weighted average interest rate is calculated based on the outstanding debt as of April 1st for 2005, and January 1st for each year thereafter.
  A portion of our floating rate debt is hedged by existing swap agreements (see page 8). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
March 31, 2005
(Dollars in thousands)
(Unaudited)

                                                         Effective at
                                             Notional      March 31,   Interest Pay
Transaction Date     Effective Dates          Amounts        2005         Rates     Termination Dates
--------------- -------------------------   -----------  ------------- -----------  ----------------
July 2002       January 1, 2003            $    25,000  $      25,000    3.855%     June 30, 2005

July 2002       January 1, 2003            $    25,000  $      25,000    3.865%     June 30, 2005

November 2002   June 1, 2003               $    25,000  $      25,000    3.115%     December 31, 2005

November 2002   June 1, 2003               $    25,000  $      25,000    3.155%     December 31, 2005

December 2002   January 2, 2003            $    25,000  $      25,000    3.285%     June 30, 2006

December 2002   January 2, 2003            $    25,000  $      25,000    3.285%     June 30, 2006

December 2003   December 31, 2004          $    50,000  $      50,000    3.000%     December 30, 2005

December 2003   December 30, 2005          $    50,000  $          --    4.150%     December 29, 2006

December 2003   December 29, 2006          $    50,000  $          --    5.090%     October 31, 2008

March 2004      December 31, 2004          $    25,000  $      25,000    2.956%     December 31, 2006

March 2004      December 31, 2004          $    25,000  $      25,000    2.956%     December 31, 2006

April 2004      April 30, 2004             $    50,000  $      50,000    1.550%     April 29, 2005

April 2004      April 29, 2005             $    50,000  $          --    3.140%     April 28, 2006

April 2004      April 28, 2006             $    50,000  $          --    4.230%     April 30, 2007

April 2004      April 30, 2007             $    50,000  $          --    4.850%     April 30, 2008

June 2004       June 30, 2005              $    50,000  $          --    4.343%     June 30, 2007

December 2004   December 31, 2004          $    50,000  $      50,000    3.590%     January 2, 2008

December 2004   January 3, 2006            $    50,000  $          --    3.927%     July 1, 2008
                                                         -------------
Total Interest Rate Swap Agreements in Effect
 at March 31, 2005                $     350,000
                                                         =============
  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
March 31, 2005
(Dollars in thousands)

                                          Number of   Rentable    Annualized  Occupancy
                                         Properties  Square Feet  Base Rent  Percentage
                                         ----------- -----------  ---------- -----------
Markets
California - Pasadena                             1      31,343  $      807        98.9%
California - San Diego                           22   1,052,304      29,003        94.4%
California - San Francisco Bay                   11     674,652      21,006       100.0%
Eastern Massachusetts                            15     853,383      25,412        92.5%
New Jersey/Suburban Philadelphia                  7     458,623       7,825       100.0%
Southeast                                         8     400,391       6,030        84.5%(1)
Suburban Washington D.C.                         29   2,218,550      43,598        95.3%
Washington - Seattle                             10     787,795      22,445        87.3%
International - Canada                            1      68,000       2,587       100.0%
                                         ----------- -----------  ---------- -----------
Total                                           104   6,545,041  $  158,713        94.0%(2)
                                         =========== ===========  ========== ===========
  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes 16 properties under full or partial redevelopment. The total rentable square feet associated with these properties was 1,217,948, of which 613,691 square feet were under redevelopment as of March 31, 2005. Including properties under full or partial redevelopment, occupancy as of March 31, 2005 was 87.1%.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          3/31/05     3/31/04   % Change      3/31/05     3/31/04   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   34,824  $   33,691       3.4%   $   33,379  $   31,481      6.0%
Operating expenses           7,019       6,328      10.9%        7,019       6,328     10.9%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   27,805  $   27,363       1.6%   $   26,360  $   25,153      4.8%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "First Quarter Same Properties"). Properties under redevelopment are excluded from same property results.

  Revenue less operating expenses computed under GAAP is total revenue associated with the First Quarter Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the First Quarter Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line adjustments for the quarter ended March 31, 2005 and 2004 for the First Quarter Same Properties were $1,445,000 and $2,210,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from the Same Property Comparisons.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended March 31, 2005

                                                                                 TI's/Lease
                                                                         Rental  Commissions  Average
                                 Number    Square   Expiring     New      Rate       Per       Lease
                                of Leases  Footage    Rates     Rates   Changes  Square Foot   Terms
                                --------- --------- --------- --------- -------- ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        43   406,698   $24.38      --        --        --         --
    GAAP Basis                        43   406,698   $26.09      --        --        --         --
  Renewed/Releasable Space Leased
    Cash Basis                         8   175,270   $23.89    $25.25     5.7%      $0.24     4.1 Years
    GAAP Basis                         8   175,270   $23.96    $26.93    12.4%      $0.24     4.1 Years
  Month-to-Month Leases In Effect
    Cash Basis                        25    71,124   $16.14    $16.18     0.2%       --         --
    GAAP Basis                        25    71,124   $15.40    $16.18     5.1%       --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                        16   202,498     --      $28.38      --       $9.78    5.9 Years
    GAAP Basis                  16   202,498     --      $28.17      --       $9.78    5.9 Years

Leasing Activity Summary

  Excluding Month-to-Month Leases
    Cash Basis                        24   377,768     --      $26.93      --       $5.32    5.1 Years
    GAAP Basis                        24   377,768     --      $27.59      --       $5.32    5.1 Years
  Including Month-to-Month Leases
    Cash Basis                        49   448,892     --      $25.23      --        --         --
    GAAP Basis                        49   448,892     --      $25.78      --        --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
March 31, 2005

                                 Square         Percentage of     Annualized Base Rent
Year of Lease   Number of      Footage of     Aggregate Portfolio of Expiring Leases
 Expiration   Leases Expiring Expiring Leases Leased Square Feet  (per square foot)
------------- -------------   -------------   -----------------   ------------------

    2005           62 (1)        337,209            5.0%                $23.77
    2006           46            968,898            14.3%               $24.02
    2007           28            663,528            9.8%                $26.73
    2008           17            418,307            6.2%                $26.04
    2009           22            543,159            8.0%                $23.79
  Includes 25 month-to-month leases for approximately 71,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
March 31, 2005

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

Southeast	4Q05	46,000
Southeast	2Q06	48,000
Suburban Washington D.C.	2Q05	95,000
Suburban Washington D.C.	4Q05	73,000
Washington - Seattle	3Q05	50,000 (1)
Total		312,000

  Excludes certain phases of a property which were delivered to tenants during 2004.

Our properties under development are ground-up development projects of office/laboratory facilities. As required under GAAP, interest is being capitalized on these projects, as activities are ongoing to bring the assets to their intended use.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
March 31, 2005
	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property	Redeveloped
California - San Diego	4Q05	18,173	18,173
California - San Diego	4Q05	17,590	17,590
California - San Diego	3Q06	71,510	71,510
California - San Diego	1Q07	87,140	87,140
California - San Francisco Bay	4Q05	153,837	13,998
California - San Francisco Bay	1Q06	98,964	24,500
California - San Francisco Bay	4Q05	140,143	24,039
California - San Francisco Bay	3Q06	60,000	30,000
Eastern Massachusetts	1Q06	96,150	66,540
Eastern Massachusetts	4Q05	115,179	65,326
New Jersey/Suburban Philadelphia	3Q05	42,600	22,409
Southeast	1Q06	60,519	37,912
Suburban Washington D.C.	1Q06	131,415	52,449
Suburban Washington D.C.	1Q06	92,449	60,443
Washington - Seattle	3Q05	32,279	21,662
Total		1,217,948	613,691

Our redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to the portion undergoing redevelopment. Average occupancy for properties under full or partial redevelopment as of March 31, 2005 was 49.6% and is not included in the occupancy of the operating portfolio.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Three Months Ended March 31, 2005
(In thousands)

Property-related capital expenditures (1)	$ 932
Leasing costs (2)	$ 73
Property-related redevelopment costs	$ 17,303
Property-related development costs	$ 41,294
  Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 91% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the First Quarter Ended March 31, 2005

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the first quarter ended March 31, 2005:

Date: May 12, 2005

Time: 1:00 P.M. Eastern Daylight Time

Phone Number: (719) 457-2665

Confirmation Code: 4860940